UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 24, 2008
(Date of earliest event reported)

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THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)
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Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15550 Lightwave Drive

Suite 300

Clearwater, Florida 33760
(Address of Principal Executive Offices)

(727) 324-0046
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008 Mitch Tuchman was appointed as an independent director to the Company's board of directors. Mr. Tuchman was also named a member of the Company’s audit, compensation and nominating and corporate governance committees.  He fills the vacancy created by the resignation of Scott Mitchell.

From 2006 until 2007, Mr. Tuchman served as a consultant to Crestview Capital, a micro-cap hedge fund.  From 2001 until 2005, Mr. Tuchman served as a sub-advisor to Apex Capital, LLC, a hedge fund.   He continues to co-manage, with Apex, Net Market Partners, LP, a venture capital fund.  Prior to 2001, Mr. Tuchman served as an investor and advisor for venture funds focusing primarily on Internet and technology related ventures. In 1999, he co-founded TestMart, a marketer of government IT services and products over the Internet.  A Silicon Valley veteran, Mr. Tuchman began his career at Atari, Inc. and led, as an operating executive, several Silicon Valley companies through strategic transformations for eventual sale. He currently serves on the Board of Directors of Kintera, Inc. and Workstream, Inc.  Mr. Tuchman received his MBA from Harvard Business School and his BA from Boston University.

A copy of the press release dated April 29, 2008 announcing his appointment is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

 (d)

Exhibits

Exhibit Number	Description
99.1	Press Release dated April 29, 2008 entitled “Mitch Tuchman Joins Kowabunga!’s Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2008	THINK PARTNERSHIP INC.

	By:	/s VAUGHN W. DUFF
Name: Vaughn W. Duff Title: General Counsel